CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the MPS Group, Inc. Retirement Savings Plan (the Plan) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert P. Crouch, Senior Vice President and Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     1) the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and


     2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.



MPS GROUP, INC.

As Plan Administrator of the MPS Group, Inc.
Retirement Savings Plan


/s/ Robert P. Crouch
--------------------
Robert P. Crouch
Senior Vice President and
Chief Financial Officer

June 30, 2003



A signed original of this written statement required by Section 906 has been provided to MPS Group, Inc. (the Company) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.